Enhanced Group Inc. Reports Third Quarter 2026 Results
Definitive agreement signed to acquire ~77% of DEAG Deutsche Entertainment AG as announced on November 5, 2026

Stake in DEAG to be acquired via an all-stock transaction at 5.3x FY2027E Adjusted EBITDA(1)(3), with combined 2027E revenue expected at approximately $670 million and combined 2027E Adjusted EBITDA(1)(3) expected at approximately $26 million
Concurrent $15 million straight equity PIPE announced

Third quarter revenue of $3.3 million, including increasing Live Enhanced telehealth revenues
Third quarter Net Loss of $13.5 million
Third quarter Adjusted EBITDA(1)(2) loss of $8.8 million
Cash and cash equivalents of $12.1 million as of September 30, 2026, prior to the $15 million PIPE announced on November 5, 2026, and not including anticipated $20 million in sponsorship

New York, NY, November 12, 2026 – Enhanced Group Inc. (NYSE: ENHA) (“Enhanced” or the “Company”), a sports, live entertainment and performance products company, today announced financial results for its third quarter ended September 30, 2026. The results reported today reflect the stand-alone business of Enhanced Group -Enhanced Games and Live Enhanced. On November 5, 2026, the Company announced definitive agreements to acquire an approximately 77% controlling interest in DEAG Deutsche Entertainment AG (“DEAG”), a leading Pan-European Live Entertainment & Ticketing Group. Following the closing, (expected for the first quarter of 2027), Enhanced will fully consolidate DEAG. The consolidation is expected to completely change the financial profile of Enhanced Group, with approximately $670 million revenue and $26 million EBITDA expected for the full year 2027 for the combined group.
Business & Operational Highlights
•Executed exchange share agreements with a small group of DEAG shareholders to acquire a 77% controlling interest in DEAG.
•Concurrent with the DEAG exchange share agreements, executed a securities purchase agreement for a private placement to raise an additional $15 million from long-term, blue chip investors.
•Successfully completed the “Enhanced Breakers 1” event, featuring Beatriz Piron who, after having to withdraw from the inaugural Enhanced Games in Las Vegas due to an injury, returned just six weeks later following a highly personalized recovery and enhancement protocol to set a new world record in the snatch -showcasing the power of personalized enhancements.
•“Enhanced Breakers 2” will take place on December 19, 2026 at the University of Nevada, Las Vegas, featuring eight swimmers, four men and four women, in a 25-meter short-course format. Enhanced Breakers events operate at a fraction of the cost of a flagship Enhanced Games event, yet provide massive visibility and fan engagement, particularly via social media.
•Launched the beta version of “Enhanced OS” today. “Enhanced OS” is an AI-powered platform designed to combine medical records, biomarkers testing and wearable data into individualized health plans, with licensed physicians retaining clinical decision-making authority.
•Expanded its offerings to include Modafinil and six additional peptides, including BPC-157, TB-500, KPV, MOTS-c, Epitalon and Semax, through its Live Enhanced telehealth platform, supplementing its existing offerings of 12 Rx products. All peptides are available by prescription.
•Amended the Rezolve sponsorship agreement on August 11, 2026 so that the commitment is a fixed dollar consideration of $10.0 million, settled in Rezolve ordinary shares, which are subject to a lock-up through December 23, 2026.
•Completed the third and final closing of its approximately $50 million private placement on August 14, 2026.

•Effected a one-for-ten reverse stock split, effective October 29, 2026.
•Apeiron, Mr. Martin and other key shareholders voluntarily extended the lock-up on approximately 3.1 million Class A shares from six months to twelve months, as announced on November 2, 2026. This extension reduced the number of shares subject to the expiration of the original lock-up period on November 8, 2026 by 60%.
Maximilian Martin, Co-Founder and Chief Executive Officer of Enhanced, commented, “The third quarter was a deliberate breather between the inaugural Enhanced Games and the next growth acceleration. We used Q3 to refine our telehealth offering, bring Enhanced OS to beta, and entered into agreements to acquire a controlling interest in DEAG. With the acquisition of a majority stake in DEAG we are entering hyper-growth mode — not only by continuing to build the Enhanced Games franchise and the Live Enhanced telehealth business. Our goal going forward is to build, acquire, and invest in high-potential businesses globally spanning sports and live entertainment, as well as scalable commercialization platforms such as ticketing, direct-to-consumer brands, and beyond. We believe we are benefiting from powerful macro tailwinds: AI and robotics will increasingly reduce the need for human labor, giving humanity significantly more free time. We believe much of this additional leisure time will be spent on real-life, shared experiences — creating substantial opportunities in sports, entertainment, and live experiences. And we believe we are fully financed for growth.”
Sid Banthiya, Chief Financial Officer of Enhanced, stated, “Our third quarter demonstrates the operating discipline we committed to following the inaugural Enhanced Games. We have deliberately held back on aggressively scaling our telehealth platform so far, as we wanted to get the product mix right, optimize the unit economics and build something that offers more than just an online pharmacy. We have made significant progress, with important KPIs like average order values continuing to stay ahead of others in the telehealth space, and tripled marketing efficiencies.
With Enhanced OS — its beta going live today — we have developed an AI-powered platform designed to integrate medical records, offer biomarker testing, and wearable data integration into personalized health plans, with licensed physicians retaining full clinical decision-making authority.
All of that taken together, we believe we are now ready to shift into growth mode with our telehealth business towards the end of the year. Consequently, we expect telehealth revenues in 2027 to reach well into the double-digit millions.”

Important clarification regarding our share count and market capitalization:
Only our Class A shares represent economic ownership in the company. Class B shares carry voting rights only and do not represent any economic ownership. Some data providers still incorrectly conflate the two share classes, resulting in an overstated market capitalization on some platforms.
We have approximately 13.7 million Class A shares outstanding. Based on yesterday’s closing share price of $8.05, our current market capitalization is roughly $110 million.
Upcoming share issuances:
•The acquisition of DEAG is expected to add approximately 11 million Class A shares upon closing, currently envisaged for Q1.
•The $15 million PIPE is expected to add approximately 2.1 million additional Class A shares upon closing, also envisaged for Q1.
Third Quarter 2026 Consolidated Results
General: For the foreseeable future, the sports franchise business will generate disproportionately high revenues in the quarter during which the annual Enhanced Games are held. As a result, quarter-on-quarter comparisons may be less meaningful.
Once the DEAG acquisition closes, expected in Q1 2027, we will move to full segment reporting to give investors a clear view of all three platforms - sports, telehealth and live entertainment - and make quarter-to-quarter performance easier to track.

For the three months ended September 30, 2026, unless otherwise specified:
Revenue was $3.3 million, compared with $17.7 million in the second quarter and no revenue in the prior-year period. Second quarter revenue was driven primarily by the inaugural Enhanced Games held in May. Third quarter revenue reflects the acceleration of Live Enhanced telehealth sales during the quarter and continued recognition under the Company’s sponsorship agreements.
Games, athletes and event operating costs were $2.7 million, compared with $52.0 million in the second quarter and $1.3 million in the prior-year period. Third quarter costs consisted primarily of contracted athlete compensation. Second quarter costs included launch related expenses for the inaugural Enhanced Games, including a purpose-built venue, broadcast capability and a first-of-its-kind clinical program.

For the 2027 Enhanced Games, the Company targets a budget of approximately $20 million, aiming to deliver an equal or better live and digital experience at lower cost. Combined with a broader revenue base of sponsorship, media rights, ticketing and host-city support, the Company expects the sports business, including the Games and Breakers, to break even or better in 2027.
Selling, general and administrative expenses were $12.7 million, compared with $16.6 million in the second quarter and $4.2 million in the prior-year period. Third quarter Selling, general and administrative expenses included $3.1 million of non-cash Rumble marketing expense and $1.5 million of stock-based compensation.
Loss from operations was $13.5 million, compared with $61.9 million in the second quarter of 2026, driven primarily by the absence of costs associated with staging the inaugural Enhanced Games. The increase from $5.9 million in the prior-year period primarily reflects non-cash Rumble marketing expense, DEAG transaction costs and public-company operating costs, partially offset by $3.3 million of revenue versus none a year ago.
Net loss in the third quarter was $13.5 million.That compares with $61.9 million in the second quarter and $5.9 million in the prior-year period.
Adjusted EBITDA(1)(2) was a loss of $8.8 million, compared to a loss of $42.7 million in the second quarter and a loss of $3.8 million in the prior-year period. This Adjusted figure does not include an add-back of the $3.1 million non-cash Rumble marketing expense.
Cash and cash equivalents were $12.1 million as of September 30, 2026, compared to $19.6 million as of June 30, 2026 and compared to $25.3 million as of December 31, 2025. This number does not include the $15 million PIPE which is expected to close in parallel with the closing of the DEAG acquisition, and it also does not include $20 million in sponsorship due at the end of the year, which are expected to increase the cash balance. The sponsorships include $10 million of cash payment under the title sponsorship arrangement with Zoop, which is due on December 31, 2026, and the expected monetization of $10 million in Rezolve stock unlocked in December 2026.
DEAG Transaction
As previously announced on November 5, 2026, Enhanced entered into definitive exchange agreements with certain shareholders of DEAG, a Berlin-headquartered Pan-European Live Entertainment and Ticketing company, to acquire a 77% controlling interest. DEAG operates in seven core European markets, stages approximately 6,000 live events a year across festivals, touring, local promotion and spoken word, and runs proprietary ticketing platforms. DEAG has completed more than 30 acquisitions since 2019. DEAG will continue to operate under its existing management team, led by incoming Chief Executive Officer Markus Breitenecker, and will continue its buy-and-build strategy, which Enhanced intends to support with additional growth capital.
Following the closing of the transaction, the combined group is expected to generate approximately $670 million in combined revenue and $26 million in Adjusted EBITDA(1)(3) in 2027, representing 21.5% revenue growth and an approximately $65.5 million improvement in Adjusted EBITDA year over year, providing Enhanced with significant operating scale and a broader platform for organic growth and further acquisitions. See “Non-GAAP Financial Measures” below.
The transaction is all-stock, with no cash consideration. Enhanced expects to issue approximately 11 million shares of Class A common stock at $8.00 per share, an approximately 13% premium to the November 4, 2026 closing price of $7.11, at an exchange ratio of approximately one Enhanced share for 1.7 DEAG shares. The agreed value is EUR 4.00 per DEAG share, which values 100% of DEAG’s equity at approximately $115 million and implies an enterprise value of approximately $139 million(2). That equals 5.3x DEAG’s FY2027E Adjusted EBITDA(1)(3) of approximately $26.5 million, compared with a median of 14.1x for listed live entertainment peers. FY2027E figures are Enhanced management estimates. The newly issued shares are subject to a lock-up of up to 12 months with staggered releases.

For more information on the transaction please refer to the materials uploaded on Enhanced’s Investor Relations Website as well as filed with the SEC.
PIPE Financing
In connection with the DEAG acquisition, Enhanced entered into a securities purchase agreement with institutional and accredited investors for a private investment in public equity (“PIPE”) financing of $15 million with selected long-term investors.
The PIPE is intended to provide additional capital to support Enhanced's growth strategy, including the further acceleration of its existing sporting business, telehealth and performance products businesses, as well as supporting DEAG’s buy-and-build strategy and general corporate purposes. It is expected to close concurrently with the DEAG acquisition, subject to customary closing conditions.
Notes
(1) Adjusted EBITDA is a non-GAAP financial measure. The definition of Adjusted EBITDA can be found in the Non-GAAP Financial Measures section of this release.

(2) A reconciliation of net loss to Adjusted EBITDA for the three and nine months ended September 30, 2026 and 2025 can be found in the Supplemental Information in this release.
(3) “Adjusted EBITDA” means EBITDA provided on a lease-adjusted basis, under which operating lease cost (right-of-use asset depreciation and lease interest) recognized by DEAG under International Financial Reporting Standards (“IFRS”) 16 is deducted from EBITDA to approximate a U.S. GAAP (ASC 842) operating-lease presentation. For DEAG, €8.5 million of operating lease cost is deducted from DEAG's FY2027E IFRS EBITDA of €31.6 million, resulting in Adjusted EBITDA of €23.1 million. Enterprise value is presented on a lease-adjusted basis, which excludes operating lease liabilities of €23.8 million from IFRS enterprise value of €145.4 million, and valuation multiples based on Adjusted EBITDA are calculated on the same basis. On an IFRS basis, DEAG's enterprise value to FY2027E EBITDA multiple is 4.6x. Peer multiples are based on FactSet consensus estimates as of October 19, 2026, with CTS Eventim presented on the same lease-adjusted basis. DEAG's reported EBITDA includes non-operating income, such as put-option and earn-out revaluations. These non-GAAP measures are presented as supplemental performance measures and should not be considered in isolation or as a substitute for, and should be read together with, the most directly comparable measure prepared in accordance with GAAP, which for Adjusted EBITDA is net income (loss). DEAG reports under IFRS and in euros; DEAG's measures are not prepared in accordance with U.S. GAAP and may not be comparable to Enhanced's measures or to similarly titled measures used by other companies. The estimates of DEAG's measures, and the combined figures to the extent they include DEAG, are forward-looking measures prepared by Enhanced for illustrative purposes based on publicly available information and Enhanced's own assumptions, and are presented on the basis of IFRS. DEAG has not participated in their preparation, and they are not guidance, forecasts or projections provided, approved, adopted or endorsed by DEAG or its management. Because Enhanced does not have access to DEAG's internal forecasts and cannot reliably forecast certain DEAG items necessary for a reconciliation, including interest expense, income taxes, depreciation and amortization and non-operating items such as put-option and earn-out revaluations, Enhanced is unable to reconcile projected 2027 Adjusted EBITDA to projected 2027 net income (loss), the most directly comparable GAAP measure, or to the most directly comparable IFRS measure, without unreasonable effort. These items are uncertain, depend on future events and could be material, individually or in the aggregate, to the comparable GAAP or IFRS measure. The combined 2027 figures are presented on a combined and illustrative basis to give effect to the proposed DEAG acquisition, including the consolidation of 100% of DEAG's results, are based on preliminary estimates and assumptions that are subject to change, and have not been prepared in accordance with Article 11 of Regulation S-X or audited, reviewed, examined or compiled by independent accountants. DEAG's financial information is prepared under IFRS and has not been converted to U.S. GAAP, and such conversion could result in materially different amounts. The combined figures do not reflect any synergies, the financing of the transaction or the final size of the stake acquired, do not purport to represent what Enhanced's actual results would be, and should not be relied upon as a representation that any projected result will be achieved.
Non-GAAP Financial Measures
The Company refers to certain financial measures that are not recognized under United States generally accepted accounting principles (“GAAP”). This press release includes financial measures that are not calculated in accordance with GAAP, including Adjusted EBITDA. Please see the definition below and the reconciliation table included in this release for additional information and a reconciliation of the non-GAAP financial measure to the most comparable GAAP financial measure.
The Company defines Adjusted EBITDA as net loss excluding income taxes, net interest expense, depreciation and amortization, equity-based compensation, transaction costs, certain legal costs, restructuring and severance charges, and certain other items when applicable.
Enhanced management believes Adjusted EBITDA is useful to investors because it eliminates the significant level of non-cash and non-recurring items, including stock-based compensation and the one-time transaction cost associated with the Business Combination that affect period-over-period comparability.
Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. Some of these limitations are:
• It does not reflect every cash expenditure, future requirements for capital expenditures, or contractual commitments;
• It does not reflect interest expense or the cash requirements necessary to service interest or principal payments on the Company’s obligations;
• Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced or require improvements in the future, and Adjusted EBITDA does not reflect any cash requirement for such replacements or improvements;
• Equity-based compensation is a recurring component of the Company’s compensation programs, and excluding it does not reflect the full cost of retaining personnel; and
• It is not adjusted for all non-cash income or expense items reflected in the Company’s statements of cash flows.
The Company defines Live Enhanced gross revenue as the total amount billed to customers for Live Enhanced products, before deducting the amounts retained by the third-party telehealth providers that deliver the prescription services.
The Company defines performance marketing spend as cash spend on digital advertising platforms to acquire Live Enhanced customers. It excludes non-cash advertising credits received as sponsorship consideration and agency, creative and consulting costs.
These Non-GAAP measures should not be considered a substitute for the reported results prepared in accordance with GAAP and should not be considered in isolation or as an alternative to net loss as an indicator of the Company’s financial performance, as a measure of discretionary cash available to invest in the growth of its business, or as a measure of cash that will be available to meet its obligations. This non-GAAP financial measure, as determined and presented by the Company, may not be comparable to related or similarly titled measures reported by other companies.
Additional Information
The Company will host a conference call at 4:30 pm ET on November 12, 2026 to discuss its third quarter 2026 results. All interested parties are welcome to listen to a live webcast hosted through the Company’s website at investors.enhanced.com.
Any accompanying materials referenced during the call will be made available on November 12, 2026 at investors.enhanced.com. A replay of the call will be available shortly after the conference call concludes and can be accessed on the Company’s investor website.
Website and Social Media Disclosure
Investors and others should note that Enhanced announces material financial and operational information to its investors using press releases, SEC filings and public conference calls and webcasts, as well as its investor relations site at investors.enhanced.com. Enhanced may also use its website and/or social media outlets, such as LinkedIn, Instagram, TikTok, YouTube, Facebook, and X, as distribution channels of material information about the Company. Financial and other information regarding Enhanced is routinely posted on and accessible through the company’s LinkedIn page at https://www.linkedin.com/company/enhanced-games/, its Instagram page at https://www.instagram.com/enhanced_games/, its TikTok page at https://www.tiktok.com/@enhanced_games, its YouTube page at https://www.youtube.com/@enhanced_games1, its Facebook page at https://www.facebook.com/enhancedgames1/, and its X page at https://x.com/

enhanced_games. In addition, you may automatically receive email alerts and other information about Enhanced by enrolling your email address on the investor relations section of the Company’s website.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding the Company’s business strategy and plans, future events and event economics, anticipated sponsorship, media rights and other revenue opportunities, the development and monetization of its direct-to-consumer and telehealth platforms, potential acquisitions and partnerships, expectations regarding the regulatory environment, liquidity and capital resources, and anticipated financial and operational performance. The words “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “target,” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions.
These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees and involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from what is expressed or implied by the forward-looking statements, including, but not limited to: the Company’s limited operating history and history of operating losses; the Company’s need for additional capital and its ability to obtain financing on acceptable terms or at all; the Company’s ability to stage future events profitably and to secure sponsorship, media rights, ticketing and hospitality revenue on anticipated terms; the Company’s dependence on athlete, clinician, scientific and commercial partners willing to participate in a novel and publicly scrutinized model; changes in, or the Company’s failure to comply with, laws and regulations applicable to performance-enhancing substances, peptides, compounded products, telehealth and direct-to-consumer healthcare; adverse publicity, litigation or regulatory action concerning the Company, its events, its products or its key personnel; risks relating to athlete health and safety and the Company’s medical and clinical protocols; competition in the telehealth, supplement and performance medicine markets, including pricing pressure; the Company’s ability to build consumer and clinician trust and to develop the data capabilities described in this release; the Company’s ability to identify, complete and integrate acquisitions and partnerships; risks relating to conducting operations and clinical activities in international jurisdictions, including geopolitical instability; the Company’s dependence on the continued services of executive management and other key personnel; risks relating to the Company’s recent business combination and status as a newly public company, including its ability to remediate existing material weaknesses and implement and maintain an effective system of internal controls over financial reporting; and other important factors discussed and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made and, except as may be required under applicable law, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
About Enhanced Group, Inc.
Enhanced Group, Inc. (NYSE: ENHA) is a performance medicine and sports company. Enhanced operates the Enhanced Games, the first global sporting competition conducted under medically supervised performance enhancement protocols, and the Enhanced Breakers series. Through Live Enhanced, its direct-to-consumer platform, the Company offers personalized performance products and is building a personalized performance telehealth business informed by data generated in its Institutional Review Board-approved clinical trial. Enhanced’s mission is to expand access to medically supervised performance optimization for athletes and non-athletes alike.
Investor Contact
zaia.lawandow@enhanced.org
enhanced@icrinc.com
Media Contact

media@enhanced.com

Enhanced Ltd
Condensed Consolidated Balance Sheets
(Unaudited)

	September 30, 2026	December 31, 2025
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$12,070,116	$25,253,578
Marketable securities	8,097,015	—
Deposit assets	—	597,011
Deferred offering costs	—	3,987,901
Other receivables	2,252,985	1,000
Contract asset	3,116,073	—
Prepaid expenses and other assets	1,803,939	435,750
Total current assets	27,340,128	30,275,240
OTHER ASSETS:
Deposit assets, long-term	—	1,360,004
Equipment, net	7,540,410	433,804
Intangible assets, net	30,000	30,000
TOTAL ASSETS	$34,910,538	$32,099,048
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
Simple Agreements for Future Equity	$—	$29,660,667
Accounts payable and accrued expenses	25,357,023	2,991,524
Deposit liabilities	—	476,253
Other current liabilities	235,103	18,896
Total liabilities	25,592,126	33,147,340
Commitments and contingencies (Note 13)
STOCKHOLDERS' EQUITY (DEFICIT):
Class A Common Stock, $0.0001 par value, 310,000,000 shares authorized as of September 30, 2026 and 126,315,883 shares authorized as of December 31, 2025, respectively; 13,772,818 shares issued and outstanding as of September 30, 2026 and 10,800,000 shares issued and outstanding as of December 31, 2025, respectively.	1,372	1,080
Class B Common Stock, $0.0001 par value, 330,000,000 shares authorized as of June 30, 2026; 25,883,7933 shares issued and outstanding as of September 30, 2026 and nil shares issued and outstanding as of December 31,2025	2,588	—
Additional paid-in capital	133,192,202	30,991,404
Accumulated deficit	(123,877,750)	(32,040,776)
Total stockholders' equity (deficit)	9,318,412	(1,048,292)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$34,910,538	$32,099,048

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

Enhanced Ltd
Condensed Consolidated Statements of Operations and Comprehensive Loss
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Revenue	$3,307,433	$—	$21,010,367	$—
Operating expenses:
Games, athletes and event operating costs	2,673,525	1,312,291	62,392,583	3,055,241
Selling, general and administrative expenses	12,731,030	4,171,161	36,571,595	8,559,989
Transaction expenses	1,180,306	479,242	13,702,673	799,398
Depreciation	212,410	2,418	298,278	3,611
Total operating expenses	16,797,271	5,965,112	112,965,129	12,418,239
Loss from operations	(13,489,838)	(5,965,112)	(91,954,762)	(12,418,239)
Other income:
Interest income and other expense, net	27,192	34,432	117,786	168,306
Total other income, net	27,192	34,432	117,786	168,306
Loss before income taxes	(13,462,646)	(5,930,680)	(91,836,976)	(12,249,933)
Net loss and comprehensive loss	$(13,462,646)	$(5,930,680)	$(91,836,976)	$(12,249,933)
Net loss per share, basic and diluted	$(1.01)	$(0.58)	$(7.66)	$(1.21)
Weighted-average shares of common stock, basic and diluted	13,378,513	10,313,354	11,988,798	10,137,803
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

Enhanced Ltd
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended
	September 30, 2026	September 30, 2025
Operating Activities
Net loss	$(91,836,976)	$(12,249,933)
Adjustments to reconcile net loss to net cash used in operating activities
Stock-based compensation expense	11,050,296	—
Non-cash marketing expense credits	7,090,000	—
Non-cash sponsorship revenue	(20,091,073)	—
Deferred offering cost write off	4,052,804	—
Shares issued for services in Business Combination and Games events	2,519,760	—
Depreciation expense	298,278	3,611
Changes in operating assets and liabilities
Accounts payable and accrued expenses	17,088,991	1,535,533
Deposit liabilities	(476,253)	442,011
Other current liabilities	216,207	22,405
Deposit assets	1,957,015	(1,153,252)
Other receivable	(350,000)	—
Prepaid expenses and other current assets	(1,482,189)	(13,140)
Net cash used in operating activities	(69,963,140)	(11,412,765)
Investing Activities
Purchases of equipment	(5,372,921)	(76,549)
Capitalized internal use software	(2,031,963)	—
Net cash used in investing activities	(7,404,884)	(76,549)
Financing Activities
Proceeds from issuance of Simple Agreements for Future Equity	10,341,342	—
Proceeds from issuance of preferred stock and warrants	—	10,711,743
Proceeds from exercise of stock option and warrants	1,901,406	2,333
Proceeds from SPAC transaction	3,038,332	—
Proceeds from issuance of Private Placement	49,999,990	—
Stock-subscription deposit of Private Placement		—
Proceeds from working capital note	11,750,000	—
Principal repayment of working capital note	(11,750,000)	—
Payment of offering costs	(1,096,508)	—
Net cash provided by financing activities	64,184,562	10,714,076
Decrease in cash and cash equivalents	(13,183,462)	(775,238)
Cash and cash equivalents, at beginning of period	25,253,578	4,018,226
Cash and cash equivalents, at end of period	$12,070,116	$3,242,988

Supplemental disclosures of non-cash activities:
Conversion of Simple Agreements for Future Equity to common stock	40,002,009	—
Offering costs included in accounts payable and accrued expenses	5,276,507	—
Utilization of marketing expense credits in prepaid and other current assets	7,090,000	—
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

Non-GAAP Financial Measures
Reconciliation of Net Loss to Adjusted EBITDA

	Three Months Ended			Nine Months Ended
	September 30, 2026	June 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Reconciliation of Net Loss to Adjusted EBITDA
Net loss	$(13,462,646)	$(61,944,898)	$(5,930,680)	$(91,836,976)	$(12,249,933)
Interest income, net	(8,359)	39,101	(34,432)	(104,436)	(145,448)
Depreciation	212,410	69,207	2,418	298,278	3,611
Equity-based compensation expense (1)	2,538,420	7,784,404	—	11,050,296	—
Transaction costs (2)	1,180,306	10,877,007	479,242	13,702,673	799,398
Certain legal costs (3)	—	193,140	1,641,724	733,456	1,933,590
Restructuring and severance (4)	278,494	276,667	—	652,493	—
Other adjustments (5)	460,945	(17,816)	—	466,428	(22,858)
Total Adjusted EBITDA	$(8,800,430)	$(42,723,188)	$(3,841,728)	$(65,037,788)	$(9,681,640)
Net loss margin	(407.0)%	(350.0)%	n/a	(437.1)%	n/a
Adjusted EBITDA margin	(266.1)%	(241.4)%	n/a	(309.6)%	n/a
The Company began presenting Adjusted EBITDA in connection with the Business Combination and its NYSE listing
(1) Equity-based compensation expense consists of employee and non-employee stock-based compensation.
(2) Transaction costs consist of offering costs, banking and investor relations fees, other consulting, legal fees, and accounting and tax fees incurred in connection with the Business Combination and related financing activities.
(3) Certain legal costs for trademark and SEC filings along with executive immigration fees.
(4) Restructuring and severance consists of severance costs.
(5) Other adjustments consist of certain non-operating items, including changes in the fair value of SAFEs, unrealized and realized gains and losses, and other miscellaneous items.